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EXHIBIT 8.1

[LETTERHEAD OF TORYS LLP]

                        December 6, 2002

Ladies & Gentlemen:

        We have acted as counsel for Brookfield Homes Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration of its common stock to be issued in connection with the distribution by Brookfield Properties Corporation, a Canadian corporation ("Brookfield Properties"), of its residential homebuilding operations in California and Northern Virginia to the common shareholders of Brookfield Properties (the "Spin-off").

        In connection with this opinion, we have examined the Company's registration statement on Form 10 (the "Registration Statement") filed with the Securities and Exchange Commission on October 31, 2002 (including the exhibits and amendment thereto). We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such other documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

        Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement. We have also assumed that (i) the Spin-off will be consummated in the manner contemplated by the Registration Statement, and (ii) the factual statements concerning the Spin-off set forth in the Registration Statement are true, complete and correct. If any of the above described assumptions are untrue for any reason or if the Spin-off is consummated in a manner that is different from the manner in which it is described in the Registration Statement, as the case may be, our opinion as expressed below may be adversely affected and may not be relied upon.

        Based upon and subject to the foregoing, in our opinion, the discussion set forth under the caption "Income Tax Consequences of the Spin-off" in the Registration Statement is an accurate general description of the material anticipated Canadian and United States federal income tax consequences applicable to certain holders of the Company's common stock. It does not, however, purport to discuss all Canadian and United States federal income tax consequences and our opinion is limited to those Canadian and United States federal income tax consequences specifically discussed therein.

        Our opinion is based on current provisions of (i) the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect, and (ii) the Income Tax Act (Canada) (the "Tax Act"), the regulations thereunder, all specific proposals to amend the Tax Act publicly announced or released by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the current administrative and assessing policies of the Canada Customs and Revenue Agency (the "CCRA") and is subject to receipt from the CCRA of the advanced income tax ruling that has been requested by Brookfield Properties. Any change in applicable laws or the facts and circumstances surrounding the Spin-off, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. Except as set forth above, we express no opinion to any party as to the tax consequences, whether Federal, state, local or foreign, of the Spin-off.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                        Very truly yours,

                        /s/ TORYS LLP

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  EXHIBIT 8.1